Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A.

Telephone: 433.539.5008 • Fax: 410.312.2705 • Internet: sales@integ.com • Web: http://www.integ.com

For Immediate Release

INTEGRAL SYSTEMS ANNOUNCES WITHDRAWAL OF SHAREHOLDER DERIVATIVE DEMAND LETTER

COLUMBIA, MD, November 9, 2009 – Integral Systems, Inc., (NASDAQ: ISYS) announced today that a shareholder derivative demand letter submitted to the Company and its Board of Directors on behalf of shareholder Harshad Patel has been withdrawn. The shareholder submitted the demand letter to the Company’s board of directors on March 3, 2009, alleging a breach of fiduciary duty resulting from the Company’s restatement of its interim financial statements for the first three quarters of fiscal year 2008.

“We are pleased that this demand letter has been withdrawn so we can resume our focus on the long-term growth of the business,” commented Paul Casner, Chief Executive Officer of Integral Systems.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., of Columbia, MD, applies more than 25 years experience to provide integrated technology solutions for SATCOM-interfaced networks. Customers have relied on the Integral Systems family of companies (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic, and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. Integral Systems is listed in Forbes’ Top 200 Small Companies in America for 2008. For more information, visit www.integ.com.

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Company Contact:

Kathryn Herr
Vice President, Marketing and Communications
Integral Systems, Inc.
Phone: 443.539.5118 kherr@integ.com